Exhibit 10.2

DISTRIBUTOR AGREEMENT

This Agreement (“Agreement”) effective as of April 2, 2007 (“Effective Date”)

BETWEEN:

Global Roaming Inc. (“CelTrek”)
a duly formed Nevada corporation with principal address of
1021 Ives Dairy Road Suite 216, Miami, Fl 33179 USA

and

DISTRIBUTOR NAME (“Distributor”)
FreeCom LLC. a duly formed Florida corporation with principal address of,
18851 NE 29th Avenue.Suite 736, Aventura, Fl 33180 USA

RECITALS

WHEREAS Distributor is in the business, inter alia, of distributing telecommunication services and products; and

WHEREAS CelTrek is a Mobile Virtual Network Operator (MVN) providing a GSM mobile local and international roaming service; and

WHEREAS CelTrek desires to grant certain exclusive distribution rights for the sale of CelTrek GSM prepaid phone cards, and Distributor desires to obtain said rights from CelTrek under the terms and conditions set forth in this Agreement.

Now therefore this Agreement witnesses that in consideration of the premises, mutual covenants and agreements herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

7	DEFINITIONS

“Commissions” shall be as defined in Section 6.

“Gross Receipts” shall mean all monies actually received by the Distributor throughout the Territory during the Term and shall include all sub-agent and sub-distributor fees, any such sub-agent and fees.

“Net Reciepts” shall mean Gross Receipts less any duties, credits for discounts, refunds, replacements and returns.

“Product” shall mean the CelTrek GSM SIM Card, the CelTrek prepaid GSM service which requires the CelTrek GSM card and other CelTrek Services as specified in Schedule B.

“CelTrek GSM SIM Card” a GSM smartcard chip required to be inserted to a TRI BAND unlocked GSM phone to use the CelTrek Prepaid GSM service.

Trademarks.  "Trademarks" shall mean any trademarks, service marks or tradenames of CelTrek associated with the Product or as designated by CelTrek.

Territory. "Territory" shall be as defined in Section 3

8	GRANT OF DISTRIBUTION RIGHTS:

8.1
CelTrek grants to the Distributor exclusive right, license and privilege to distribute the Product throughout their website www.freecomonline.com and through any license or sub distributor’s website authorized by Distributor and through any website of or affiliated with CelTrek, including CelTrek.com and any other worldwide website distributing the Product now or hereafter operating .for the applicable Term, as defined hereunder expect for CelTrek’s distributors or affiliate agents in place prior date of this Agreement. For those CelTrek will share equally commission with the Distributor

8.2	In addition Distributor shall have the non-exclusive right to distribute the Product worldwide.

8.3	All orders through CelTrek’s website or through anyone on the internet shall be deemed Distributor orders with Distributor entitled to a commission thereon as setforth herein.

2.3
The parties agree that all orders from any website worldwide (whether controlled by CelTrek, Distributor or a third person)and whether supplied or processed by CelTrek, Freecom, or any other person, shall be deemed sales by Distributor and a commission shall be paid on them.

9	TERM AND TERRITORY

9.1
The Term of this Agreement shall be 5 years commencing on the Effective Date of payment of $250.000 by certified check unless sooner terminated in accordance with this Agreement and upon the expiry of the Term the contract shall automatically renew without further documentation or agreements being necessary for successive terms of the same duration.

9.2	The Territory of this Agreement shall be web worldwide.

9.3
The Distributor will pay $250.000 ( two hundred fifty thousand dollars) to CelTrek- Global Roaming Inc.  to acquire exclusive right, license, and privilege to distribute the Product CelTrek GSM SIM card as set forth above.

10	DISTRIBUTOR

10.1	The Distributor agrees to use commercially reasonable efforts consistent with industry standards to distribute the Product.

10.2
Comply with the highest ethical standards when performing under this Agreement. Distributor agrees that in such performance, it will not directly or indirectly pay, offer or authorize payment of anything of value (either in the form of compensation, gift, contribution or otherwise) to any person or organization contrary to applicable law including the laws of the United States (such as the Foreign Corrupt Practices Act) and the laws of the country in which the Distributor provides services under this Agreement.

10.3	CelTrek shall be responsible for customer service support to any purchaser to which Distributor sold CelTrek Product.

11	RELATIONSHIP BETWEEN CELTREK AND DISTRIBUTOR

11.1
Distributor is not an agent, employee or legal representative of CelTrek, but an independent contractor. Distributor does not have any authority to assume or create any obligation or responsibility on behalf of CelTrek or bind CelTrek in any manner whatsoever. The relationship between CelTrek and Distributor is that of vendor and vendee.

11.2
Nothing contained in this Agreement shall be construed to make the Distributor the agent for CelTrek for any purpose, and neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other party. The Distributor specifically agrees that it shall have no power or authority to represent CelTrek in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent the CelTrek in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this Agreement.

12	DISTRIBUTOR’S COMMISSION

12.1	Distributor shall be entitled Commission as specified in ANNEX A.

12.2	For clarity, such Commission shall be inclusive of any sub distribution or sub agency fees.

12.3	The commission will be paid in United States Dollars or in such other currency agreed to by the parties in writing and in conformity with any applicable regulations.

12.4
AfterTermination of this Agreement for any reason, Distributor shall not receive commissions for any customer which purchased the Product under the terms of this Agreement during the term of this Agreement.

13	RECORDS

13.1
Distributor shall maintain in the State or Country of his registered address proper books and records (“Reports”) in relation to the matters set out in this Agreement and in accordance with generally accepted accounting principles.  For the purpose of verifying the accuracy of the Reports and the remittance of Net Receipts, CelTrek or its authorized agent shall be entitled, during normal business hours and upon 48 hours prior notice, to examine at its own expense such books and records, and may at any time and at its own expense require an audit of such books and records.

7.2
Distributor shall pay all hardware to CelTrek on C.O.D. F.O.B. Aventura as described in Annex A. Air-time shall be collected by Distributor through their website. Distributor shall pay Air Time on the 30th of each montjh of consumed Air-time only. Payment shall be received no later than 5th of the following month.

14
PROPRIETARY RIGHTS

CelTrek expressly prohibits any direct or indirect use, reference to, or other employment of its name, Trademarks, or trade name exclusively licensed to CelTrek, except as specified in this Agreement or as expressly authorized by CelTrek in writing. All advertising and other promotional material will be submitted to CelTrek at least two weeks in advance and will only be used if CelTrek consents thereto in writing, which consent shall not be unreasonably withheld. CelTrek hereby authorizes and requires Distributor's use of the CelTrek's insignia or lettering which will be on the products at the time of the delivery. CelTrek hereby authorizes the Distributor's use of the legend set forth below. The CelTrek shall submit to the Distributor in writing full particulars prior to any use of the authorized legends, on stationery, invoices, promotion material or otherwise, and shall not proceed with such use unless and until the CelTrek's written approval shall have been received.

14.1	Authorized legend shall be the following:

“Authorized CelTrek Distributor”

14.2
If the authorized legend is used on any stationery, invoices, promotion material or otherwise by Distributor, Distributor will, on termination of this Agreement, or upon request of CelTrek, discontinue the use of such legend on any stationery, invoices, promotion material or otherwise and thereafter will not use, either directly or indirectly in connection with its business, such legend or any other names, titles of expressions so nearly resembling the same as would likely lead to confusion or uncertainty, or to deceive the public.

15	DELIVERY OF CELTREK GSM SIM CARDS

15.1
Distributor shall order CelTrek GSM SIM Card by written notice to CelTrek. Each order shall specify the number of units to be shipped, the type of units to be shipped (as identified by CelTrek model number designations indicated in Schedule A) and the desired method of shipment. CelTrek shall indicate its acceptance of such release by returning a signed copy to Distributor.

15.2
CelTrek agrees to ship units to Distributor as close as possible to the delivery schedule set forth in each order as accepted by CelTrek, unless CelTrek otherwise indicates in writing. CelTrek shall not be required to honor any release which: (a) specifies a shipping date earlier than CelTrek's then current delivery schedule for the date such release is received by CelTrek and/or (b) specifies a quantity to be delivered in any one month within the current delivery schedule which is greater than one hundred percent (100%) of the total quantity shipped in the preceding sixty (60) day period.

15.3
All shipments of CelTrek SIM Card shall be made FOB at CelTrek Shipping location and liability for loss or damage in transit, or thereafter, shall pass to Distributor upon CelTrek's delivery of CelTrek SIM Card to a common carrier for shipment. Shipping dates are approximate and are based, to a great extent, on prompt receipt by CelTrek of all necessary ordering information from Distributor. Distributor shall bear all costs of transportation and insurance and will promptly reimburse CelTrek if CelTrek prepays or otherwise pays for such expenses.

16	NONDISCLOSURE

All information transferred or otherwise revealed to Distributor by CelTrek under this Agreement, including but not limited to, engineering information, manufacturing information, technology, know-how and price books or lists, will at all times remain CelTrek's property. Distributor shall at all times hold such information confidential and shall not disclose any such information if not otherwise within the public domain. Upon any termination of this Agreement, or as CelTrek directs from time to time, Distributor shall promptly return all such information to CelTrek, together with any copies or reproductions thereof. Distributor's obligations under this section shall survive any termination of the Agreement.

17	TERMINATION

17.1
If the Distributor or CelTrek ceases to function as a going concern or makes an assignment for the benefit of creditors; upon a petition in bankruptcy is filed by or against the Distributor, resulting in an adjudication of bankruptcy; or, upon the Distributor failing to pay its debts as they become due and provided due notice has been given by the CelTrek to the Distributor and the Distributor has not cured such breach within thirty (30) days thereof.

17.2
Upon termination of this Agreement all further rights and obligations of the parties shall cease, except that Distributor and CelTrek shall not be relieved of (i) its obligation to pay any monies due, or to become due, as of or after the date of termination, and (ii) any other obligation set forth in this Agreement which is to take effect after the date of termination.

18	NOTICE

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed given (i) when delivered personally to any officer of the party being notified; or (ii) on the third business day after being sent by registered or certified mail, postage prepaid, facsimile telecopy, addressed as follows:

To CelTrek:
Global Roaming Inc. (“CelTrek”)
Attention to the Director, Mr Florian SEROUSSI
1021 Ives Dairy Road Suite 216, Miami Fl, 33179 USA

To Distributor:
FreeCom LLC c/o Adv. FREEMAN
Address: 520 Brickell Drive, Miami, Fl 33131 USA

19	DISPUTES

All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

20	FORCE MAJEURE

CelTrek shall not be in default by reason of any failure in its performance under this Agreement if such failure results from, whether directly or indirectly, fire, explosion, strike, freight embargo, Act of God or of the public enemy, war, civil disturbance, act of any government, de jure or de facto, or agency or official thereof, material or labor shortage, transportation contingencies, unusually severe weather, default of any other manufacturer or a supplier or subcontractor, quarantine, restriction, epidemic, or catastrophe, lack of timely instructions or essential information from Distributor, or otherwise arisen out of causes beyond the control of CelTrek. Nor shall CelTrek at any time be liable for any incidental, special or consequential damages.

21	MODIFICATION

This Agreement may not be modified except by amendment reduced to writing and signed by both CelTrek and Distributor. No waiver of this Agreement shall be construed as a continuing waiver or consent to any subsequent breach thereof.

22	SEVERABILITY

In the event any portion of this Agreement is deemed to be invalid or unenforceable, such portion shall be deemed severed and the parties agree that the remaining portions of this Agreement shall remain in full force and effect.

23	ASSIGNMENT

Neither party may assign or otherwise transfer this Agreement without the written consent of the other party. This Agreement shall ensure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

17.1
In case both parties decide not to renew the Agreement as per Article 3.1 CelTrek and the Distributor shall define terms and conditions of transfer of clientele ownership. Market value shall be define in accordance with both parties.

24	WARRANTIES AND COVENTS

18.1      Warranty Description.   CelTrek warrants that:

Provide to the distributor all software bug fixes, software patches and software work-arounds which CelTrek publishes from time to time in relation to the System or any part thereof (the “Updates”).

18.2
Distributor and CelTrek shall maintain and keep their website updated. Distributor shall bare all costs associated with their website. All orders on through its website or on the internet shall be deemed Distributor orders with Distributor entitled to a commission thereon as setforth herein

18.3
Limitation on Warranties.   The warranty in Article 7.1.3 and 7.1.4 above does not include any kind of malfunction resulting from improper storage, installation, testing, operation or maintenance unless performed in accordance with CelTrek's instructions, or neglect, accident, fire, lightning, power or air conditioning failure or other hazard, unreasonable use, or servicing or modification of the System or part thereof by anyone other than CelTrek or an organization certified by CelTrek.

All services and equipment not under warranties of CelTrekU shall be given at an additional cost or as agreed upon between the parties.

18.4
Survival of Warranties.   The provisions of this Article 18 shall survive the expiry or any termination of this Agreement for any cause under the sole condition and as long as the Distributor shall pay all due costs and payments due to CelTrek under this agreement and its exhibits.

18.5
THE WARRANTIES PROVIDED IN THIS ARTICLE 18 CONSTITUTE CelTrek'S SOLE AND EXCLUSIVE LIABILITY FOR DEFECTIVE OR NONCONFORMING EQUIPMENT, SOFTWARE AND SERVICES AND SHALL CONSTITUTE THE SOLE WARRANTY PROVIDED BY CelTrek.  THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

25	FRAUD AND SUSPENSION OF SERVICE

19.1	The Distributor may suspend and instruct CelTrek to suspend services to its customers in any case of suspected fraudulent or unauthorized use.

In any case of fraud or any illegal use The Distributor shall bear all costs arising from that use of the CelTrek system and services rendered including and not limited to payment of considerations due to CelTrek.

19.2
Any Liability for damage, loss or use of SIM cards, and especially any fraudulent use thereof, shall be the Distributot's.  The Distributor shall bear and pay all costs and consideration due to CelTrek in such case.

19.3
None of the above shall impose or be interpreted as imposing any responsibility or liability on CelTrek to monitor or detect illegal activities and fraudulent acts by the Distributore, it's customers or anyone on his behalf.

19.4	CelTrek may suspend Services to particular customers in the following events:

19.4.1	Customers using illegal or defective equipment;

19.4.2	Customers causing technical or other problems on the CelTrek system or on the system of a GSM operator in any Country of Service;

19.4.3	Inability to authenticate Customer’s subscription;

19.4.4	Suspension of service by any GSM operator in any Country of Service;

19.4.5	Suspension of service or failure of the facilities of any other third party, including international and domestic carriers or GSM operators.

19.4.6	In any case of suspension of services to CelTrek's customers

19.5
Notwithstanding the above, the CelTrek shall, to the extent possible, notify the DIstributor in advance of any suspension of Services with respect to which it receives advance notice and coordinate with the Distributor  the steps which should be taken in order to minimize the effect of such suspension on the Services.

19.6	All such suspension of services shall be deemed as "force major" as defined in this Agreement shall apply.

26	INDEMNITIES

20.1
Each party hereby indemnifies the other party and shall save the other party harmless from and against injuries, loss and/or damage to the other party's employees and/or its tangible personal property and/or to the person or tangible personal property of third parties to the extent caused by the willful or negligent acts or omissions of that party or any breach of this Agreement.

20.2
NEITHER CelTrek NOR THE DISTRIBUTOR BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (HOWEVER ARISING), INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT, LOSS OF USE, LOSS OF REVENUES OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY ASPECT OF THIS AGREEMENT WHETHER OR NOT CelTrek OR THE DISTRIBUTOR SHALL HAVE BEEN MADE AWARE OF THE POSSIBILITY OF SUCH LOSS.

Should the performance of this Agreement or any obligation under it be prevented or restricted or interfered with by reason of circumstances beyond the control of the parties (including, but not limited to, legislative restrictions), the party so effected upon giving prompt notice to the other party shall be excused from performance to the extent of the prevention, restriction, or interference but said party shall use its best efforts to avoid or remove such causes of non-performance under this Agreement.

27	LIMITATIONS OF LIABILITY

No claims of any kind, whether as to materials delivered or for no delivery of materials from CelTrek, and whether arising in tort or contract, shall be greater in amount than the purchase price of the Product in respect of which such damages are claimed; and the failure to give notice of the claim to CelTrek where the order was placed within sixty (60) calendar days from the date fixed for delivery shall constitute a waiver by Distributor of all claims in respect of such Products. In no event shall CelTrek be liable for special, indirect or consequential damages.

28	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the country of USA in the state or province of Florida.

29	BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal or personal representatives, successors and assigns.

30	ENTIRE AGREEMENT

This Agreement, including the recitals and Schedules, sets forth the entire agreement between the parties with respect to the subject matter hereof and the Agreement shall be amended only by a writing signed by the parties.

31	COUNTERPARTS

This Agreement may be executed in counterparts in the same form and such parts so executed shall together form one original document and be read and construed as if one copy of the Agreement had been executed.

26           GENERAL PROVISIONS

26.1	Publicity. Distributor may not use the name of the CelTrek in any advertising, publicity, promotional literature, brochures, sales aids or marketing tools without the prior written consent ofCelTrek.

26.2
Notices.  All notices and requests required or authorized hereunder, shall, except where specifically provided otherwise, be given either in writing by personal delivery  or sent by registered mail, addressed to the party intended at its address  in the caption, or by  cable or facsimile.  Notice shall be effective as of the date of delivery in the case of personal delivery or the date of the cable or facsimile transmission, or the date upon which it is deposited for registered mail delivery, addressed to the party intended at its address in the caption

26.3
Integration.  This Agreement (with the Exhibits referred to herein) sets forth the entire agreement between the parties on the subject hereof and supersedes any previous oral or written agreement, understanding, memorandum, letter of intent or representation on the subject matter hereof.  This Agreement may be amended only by a writing signed by the duly empowered representatives of the parties.

26.4
Severance.  If any one or more of the terms of this Agreement shall for any reason be held to be invalid or unenforceable, such term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby.

26.5           This Agreement shall be binding on the parties and their successors.

26.6
No Waiver.  Any failure by either party to enforce any provision of this Agreement on one occasion shall in no way constitute a waiver or affect its right to require the performance thereof by the other party nor affect the validity of such provision or any other provision of this Agreement, except when this Agreement expressly provides otherwise.

26.7
Relationship of Parties.  The relationship of the parties is that of service provider and customer only.  This Agreement is not intended by the parties to constitute or create a joint venture, pooling arrangement, partnership, agency or formal business organization of any kind.  CelTrek and the Distributor shall be independent contractors with each other for all purposes at all times and no party shall act as or hold itself out as agent for the other, unless so designated in a separate agreement signed by the principal, nor shall any party create or attempt to create liabilities for the other party or parties.  None of the parties shall bind or attempt to bind any other party to any agreement or to the performance of any obligation, nor shall any party represent that it has the right to enter into any undertaking on behalf of the other.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective this 2nd day of April, 2007.

Global Roaming Inc.	FreeCom LLC.

/s/ Yakov Sarousi	/s/ Frederic Fournel
Signature	Signature

Witness:	Witness:

/s/	/s/
Signature	Signature

ANNEX A

Prices & Commissions

CelTrek SIM card	$20.00

Discount price on Air Credit Time on Public Price20.00%

Discount Price On Pre Paid Pin card ( Air time price )	20.00%

(Card’s price has a mark Up of 10 % for the Store commission)

SCHEDULE A

Other CelTrek Services and Fees

Service Description	Fee
Set-up expenses for a Special Language ( Web site and IVR )	One time fee of XXXXXX
Call Center 24/7/365 US, ES	Include

ADDENDUM TO AGREEMENT BETWEEN EREECOM
AND CELTREK

FreeCom will be initiating an advertising campaign in several airline flight magazines beginning approximately in July, 2007. The purpose of these ads will be to promote and sell the CeTrek SIM, airtime for the SIM, and GSM phones. The purpose of this addendum is to set forth how proceeds from sales generated by this campaign should be divided.  It is the intent of both parties to work out a system to determine which new customers come to CelTrek as a result of FreeCom’s efforts.

Divisionproceeds:

The only deduction taken from “gross sales” to determine “net” proceeds from sales, will be the 2.13 % discount on Visa and MasterCard sales and the 3.10 % on American Express sales. CelTrek will pay the transaction fee which varies from 17 to 21 cents on each sale.

•	On sales of SIM cards, proceeds shall be divided as follows:

.	CelTrek shall keep the first $20; anything obtained above that from the net sale shall go to FreeCom.

•	On sales of airtime, FrecCom shall receive 20 % of net sales.

•	On sales of phones, CelTrek will receive $82 from the sale of each phone; FreeCom shall receive the balance of the net sale.

CelTrek shall give an accounting together with a check to FreeCom for their share of the proceeds every Tuesday. That accounting will cover the time period of the preceding Sunday through Saturday. (This will allow CelTrek two days to prepare the accounting.)

Any void, reversed, or charge backs will be deducted when the next accounting period occurs.

This addendum will be effective once FreeCom will contract the In-Flight magazines campaign starting on May 22nd 2007.

CelTrek will provide an accounting balance of commission to be paid from April 2nd 2007 to May 21st 2007. This commission will be based on 20% NET of all air time purchased through www.CelTrek.com during this period.

Miami, May 22 2007

For CelTrek:	For FreeCom LLC:

/s/ Yakov Sarousi,	/s/ Frederic Fournel
Yakov Sarousi	Frederic Fournel
CEO/President	President
Global Roaming Inc/ CelTrek